UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2016

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth under Proposal 1 in Item 5.07 of this Form 8-K is incorporated herein by reference. On May 31, 2016, Marrone Bio Innovations, Inc. (“we” or “our”) issued a press release announcing the election of directors, which is attached hereto as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2016, we held our Annual Meeting of Stockholders (the “Annual Meeting”) in Davis, California. Of the 24,583,831 shares of common stock outstanding and entitled to vote at the Annual Meeting, 19,991,880 shares were present at the Annual Meeting either in person or by proxy, constituting a quorum of 81.3%. Our stockholders considered and voted on the following proposals at the Annual Meeting:

Proposal 1. Election of Directors

The holders of the our common stock elected two nominees to serve as Class III directors for three-year terms, ending at the time of the 2019 Annual Meeting of Stockholders (or until a successor is duly elected and qualified) pursuant to our Bylaws and the applicable laws of the State of Delaware. The results of the voting were as follows:

Name of Director	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Zachary S. Wochok, Ph.D.	14,029,620	538,900	5,423,360
George H. Kerckhove	14,028,218	540,302	5,423,360

Proposal 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016

The holders of the our common stock ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The results of the voting were as follows:

VOTES FOR:	18,681,157
VOTES AGAINST:	1,300,773
VOTES ABSTAINED:	9,950

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on May 31, 2016 by Marrone Bio Innovations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: May 31, 2016	By:	/s/ Linda V. Moore
Linda V. Moore
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on May 31, 2016 by Marrone Bio Innovations, Inc.